Exhibit 10.8

Walgreens - Fredericksburg

Tax Map Reference No./GPIN: 22-17-1

___________________________________________________________________________________

Prepared By And When Recorded Return or Mail To: Nyemaster Goode, P.C., 700 Walnut St., Suite 1600, Des Moines, Iowa 50309, Attention: Anthony A. Longnecker, Esq.

FIRST DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS FIRST DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”), made as of June 22, 2009, by and between COLE WG FREDERICKSBURG VA, LLC, Delaware limited liability company ("Grantor"), to be indexed as grantor, with the mailing or post office address of 2555 E. Camelback Road, Suite 400, Phoenix, AZ 85016, Attention: Legal Department, and Alexander Title Agency, Incorporated, as Trustee, whose address is 5875 Trinity Parkway, Suite 210, Centerville, VA 20120 ("Trustee"), to be indexed as grantee, for the benefit of AVIVA LIFE AND ANNUITY COMPANY, an Iowa corporation ("Beneficiary"), to be indexed as grantee, with the mailing or post office address of c/o Aviva Investors North America, Inc., 699 Walnut Street, Dept. H-15, Des Moines, Iowa 50309.

W I T N E S S E T H:

WHEREAS, Grantor has borrowed from Beneficiary and Beneficiary has loaned to Grantor the sum of THREE MILLION EIGHT HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($3,865,000.00); and

WHEREAS, said indebtedness is evidenced by a Promissory Note dated as of the date hereof in the principal sum of THREE MILLION EIGHT HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($3,865,000.00) (herein, together with all notes issued and accepted in substitution or exchange therefor, and as any of the foregoing may from time to time be modified, extended, renewed, consolidated, restated or replaced, called the “Note”), executed by Grantor and payable to Beneficiary at its office in Des Moines, Iowa, or at such place as Beneficiary may designate in writing with interest as therein provided, both principal and interest to be payable periodically in accordance with the terms of the Note and finally maturing on or before the first day of March, 2013; and

WHEREAS, certain affiliates ("Affiliates") of Grantor have borrowed from Beneficiary, and Beneficiary has made loans to such Affiliates, in the aggregate principal amount of

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$26,025,000.00 which loans are evidenced by Affiliate Notes, as defined and described in Exhibit B attached hereto; and

WHEREAS, the fair market value of the property located in Virginia and subject to this Deed of Trust is $7,100,000.00; and

WHEREAS, pursuant to 23 VAC 10-320-40A1, if the fair market value of property subject to a deed of trust is less than the amount of the indebtedness secured thereby, the State recordation tax for such deed of trust is calculated on the fair market value of the property rather than on the indebtedness secured thereby;

NOW, THEREFORE, Grantor, for the purpose of securing the payment of all amounts now or hereafter owing under the Note, this Deed of Trust, the Affiliate Notes and the faithful performance of all covenants, conditions, stipulations and agreements therein and herein contained, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, conveys, with general warranty, transfers, assigns, sets over and grants a security interest to Trustee, and its successors in trust, for the benefit of Beneficiary, its successors and assigns forever the following property and rights (collectively referred to as the "Mortgaged Premises"):

A.	All of the following described real property (hereinafter called the “Land”), located in Spotsylvania County, Virginia to wit:

The real estate described in Exhibit “A” attached hereto;

B.

All and singular, the buildings and improvements, situated, constructed, or placed thereon, and all right, title and interest of Grantor in and to all streets, boulevards, avenues or other public thoroughfares in front of and adjoining the Land, including all easements, licenses and rights of way, thereunto attached or belonging, and also all right, title and interest of Grantor in and to all strips and gores of land adjacent to the Land;

C.

All right, title and interest of Grantor in and to any and all leases, subleases, licenses, concessions or grants of other possessory interests now or hereafter in force, oral or written, covering or affecting the Land or any buildings or improvements belonging or in anyway appertaining thereto, or any part thereof;

D.

All right, title and interest of Grantor in and to all the rents, issues, uses, profits, insurance claims and proceeds and condemnation awards now or hereafter belonging or in any way pertaining to: (1) the Land; (2) each and every building and improvement and all of the properties included within the provisions of the foregoing paragraph B; and (3) each and every lease, sublease and agreement described in the foregoing paragraph C and each and every right, title and interest thereunder, from the date of this Deed of Trust until the terms hereof are complied with and fulfilled;

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E.

All instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, supporting obligations, any other contract rights or rights to the payment of money, and all general intangibles (including, without limitation, payment intangibles, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics) now or hereafter belonging or in any way pertaining to (1) the Land; (2) each and every building and improvement and all of the properties on the Land; and (3) each and every lease, sublease and agreement described in the foregoing paragraph C and each and every right, title and interest thereunder; and

F.

All machinery, apparatus, equipment, fixtures and articles of personal property of every kind and nature now or hereafter located on the Land or upon or within the buildings and improvements belonging or in anyway appertaining to the Land and used or usable in connection with any present or future operation of the Land or any building or improvement now or hereafter located thereon and the fixtures and the equipment which may be located on the Land and now owned or hereafter acquired by Grantor (hereinafter called the “Equipment”), including, but without limiting the generality of the foregoing, any and all furniture, furnishings, partitions, carpeting, drapes, dynamos, screens, awnings, storm windows, floor coverings, stoves, refrigerators, dishwashers, disposal units, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, maintenance equipment, and all heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and air-cooling equipment, gas and electric machinery and all of the right, title and interest of Grantor in and to any Equipment which may be subject to any title retention or security agreement superior in lien to the lien of this Deed of Trust and all additions, accessions, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds of all of the foregoing, all of which shall be construed as fixtures and will conclusively be construed, intended and presumed to be a part of the Land. It is understood and agreed that all Equipment, whether or not permanently affixed to the Land and the buildings and improvements thereon, shall for the purpose of this Deed of Trust be deemed conclusively to be conveyed hereby and, as to all such Equipment, whether personal property or fixtures, or both, a security interest is hereby granted by Grantor and hereby attached thereto, all as provided by the Uniform Commercial Code as adopted, amended and in force in Virginia.

Together with all and singular other tenements, hereditaments and appurtenances belonging to the aforesaid properties, or any part thereof with the reversions, remainders and benefits and all other revenues, rents, earnings, issues and income and profits arising or to arise out of or to be received or had of and from the properties hereby mortgaged or intended so to be or any part thereof and all the estate, right, title, interest and claims, at law or in equity which Grantor now or may hereafter acquire or be or become entitled to in and to the aforesaid properties and any

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and every part thereof. The Mortgaged Premises are hereby declared to be subject to the lien of this Deed of Trust as security for the payment of the aforementioned indebtedness.

SUBJECT TO (i) liens for ad valorem taxes and special assessments or installments thereof not now delinquent; (ii) building and zoning ordinances and building and use restrictions; (iii) documents of record on the date hereof; and (iv) such minor defects, irregularities, encumbrances, easements, and rights of way as normally exist with respect to property similar in character to the Mortgaged Premises which do not individually or in the aggregate materially detract from the value of the Mortgaged Premises or impair the use thereof for the purpose intended (all of the foregoing being herein referred to as “Permitted Encumbrances”).

PROVIDED, HOWEVER, that if Grantor, its successors or assigns shall well and truly pay, or cause to be paid, the principal of the Note and the Affiliate Notes, and the interest due or to become due thereon, at the times and in the manner mentioned in the Note and Affiliate Notes according to the true intent and meaning thereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Deed of Trust and the Assignment of Leases, Rents and Income dated as of the date hereof (herein called the “Assignment”) to be kept, performed and observed by it, and shall pay to Beneficiary all sums of money due or to become due to it in accordance with the terms and provisions hereof, then this Deed of Trust and the rights hereby granted shall cease, terminate and be void and Trustee or Beneficiary, as appropriate, shall execute a document in recordable form evidencing the satisfaction of this Deed of Trust; otherwise, this Deed of Trust shall be and remain in full force and effect. This Deed of Trust, the Note, the Assignment, and the other documents and instruments evidencing or securing the loan (the "Loan") evidenced by the Note (excluding the certain Environmental Indemnification Agreement dated this same date) are referred to herein collectively as the "Loan Documents."

Grantor covenants and agrees with the Beneficiary as follows:

ARTICLE ONE

GENERAL COVENANTS

Section 1-1. Payment of Indebtedness. Grantor shall pay when due all amounts at any time owing under the Note secured by this Deed of Trust and shall perform and observe each and every term, covenant and condition contained herein and in the Note.

Section 1-2. Title and Instruments of Further Assurance. Grantor represents, warrants, covenants and agrees that it is the lawful owner of the Mortgaged Premises and that it has good right and lawful authority to mortgage, assign and pledge the same as provided herein; that it has not made, done, executed or suffered, and will not make, do, execute or suffer, any act or thing whereby its estate or interest in and title to the Mortgaged Premises or any part thereof shall or may be impaired or changed or encumbered in any manner whatsoever except by Permitted Encumbrances; that it does warrant and will defend the title to the Mortgaged Premises against

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all claims and demands whatsoever not specifically excepted herein; and that it will do, execute, acknowledge and deliver all and every further act, deed, conveyance, transfer and assurance necessary or proper for the carrying out more effectively of the purpose of this Deed of Trust and, without limiting the foregoing, for conveying, mortgaging, assigning and confirming unto Beneficiary all of the Mortgaged Premises, or property intended so to be, whether now owned or hereafter acquired, including without limitation the preparation, execution and filing of any documents, such as control agreements, financing statements and continuation statements, deemed advisable by Beneficiary for maintaining its lien on any property included in the Mortgaged Premises.

Section 1-3. First Lien. The lien created by this Deed of Trust is a first and prior lien on the Mortgaged Premises and Grantor will keep the Mortgaged Premises and the rights, privileges and appurtenances thereto free from all lien claims of every kind whether superior, equal, or inferior to the lien of this Deed of Trust subject only to Permitted Encumbrances and if any such lien be filed, Grantor, within forty-five (45) days after such filing shall cause same to be discharged by payment, bonding or otherwise to the satisfaction of Beneficiary. Grantor further agrees to protect and defend the title and possession of the Mortgaged Premises so that this Deed of Trust shall be and remain a first lien thereon until said debt be fully paid, or if foreclosure shall be had hereunder so that the purchaser at said sale shall acquire good title in fee simple to the Mortgaged Premises free and clear of all liens and encumbrances.

Section 1-4. Due on Sale or Encumbrance. In the event Grantor directly or indirectly sells, conveys, transfers, disposes of, or further encumbers all or any part of the Mortgaged Premises or any interest therein, or in the event any ownership interest in Grantor is directly or indirectly transferred or encumbered, or in the event Grantor or any owner of Grantor agrees so to do, in any case without the written consent of Beneficiary being first obtained (which consent Beneficiary may withhold in its sole and absolute discretion), then, at the sole option of Beneficiary, Beneficiary may accelerate the Loan and declare the principal of and the accrued interest of the Note, and including all sums advanced hereunder with interest, to be forthwith due and payable, and thereupon the Note, including both principal and all interest accrued thereon, and including all sums advanced hereunder and interest thereon, shall be and become immediately due and payable without presentment, demand or further notice of any kind. Without limiting the generality of the foregoing, a merger, consolidation, reorganization, entity conversion or other restructuring or transfer by operation of law, whereunder the Grantor or, in the case of an ownership interest, the holder of an ownership interest in Grantor, is not the surviving entity as such entity exists on the date hereof, shall be deemed to be a transfer of the Mortgaged Premises or of an ownership interest in Grantor. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Without limiting the generality of the foregoing, there shall be no subordinate financing relating to the Mortgaged Premises.

[NOTICE – THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY IN VIOLATION OF THE TERMS OF THIS DEED OF TRUST.]

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Notwithstanding the foregoing, and provided no Event of Default (as hereinafter defined) has occurred and is continuing beyond any applicable notice and cure period, with the prior written consent of Beneficiary, which it may withhold in its sole and absolute discretion, one transfer or conveyance of the Mortgaged Premises or interest in Grantor to a transferee approved by Beneficiary in its sole and absolute discretion shall be permitted upon (a) execution by the transferee of an assumption agreement satisfactory to Beneficiary; (b) receipt by Beneficiary of a non-refundable fee equal to one percent (1%) of the outstanding amount of the Note at the time of such sale and assumption; (c) receipt by Beneficiary of an endorsement to Beneficiary's title policy, in form and substance acceptable to Beneficiary; and (d) receipt by Beneficiary of opinions of counsel, and authorization documents of Grantor and the transferee, satisfactory to Beneficiary. Further, Beneficiary, in its sole and absolute discretion, may require individuals specifically named by Beneficiary to deliver to Beneficiary an Environmental Indemnification Agreement on Beneficiary's standard form. The rights granted to Grantor in this paragraph are personal to the original Grantor, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any transferee. Any such transfer and assumption will not release the original Grantor or any guarantor from any liability to Beneficiary without the written consent of Beneficiary, which consent may be given or withheld in Beneficiary's sole and absolute discretion and may be conditioned upon the execution of new guaranties from the principals of the transferee, execution by the principals of the transferee of Beneficiary's standard Environmental Indemnification Agreement, and such other requirements as Beneficiary may deem appropriate in its discretion.

Further, notwithstanding the foregoing, either of the following may occur without the consent of Beneficiary: (a) transfers of shares in Cole Credit Property Trust II, Inc., Cole Credit Property Trust III, Inc. or any other Cole-sponsored entity whose ownership interests are bought, sold and redeemed through U.S. broker-dealers, and (b) transfers of ownership interests in any Restricted Party and ownership interests in any member, partner or shareholder of any Restricted Party to any affiliate or subsidiary of a Restricted Party, provided that, at all times, Christopher H. Cole, Cole Holdings Corporation, Cole Credit Property Trust II, Inc. or Cole Credit Property Trust III, Inc. continues to “control” the Restricted Party, where the term “control” means the power to direct the management and policies of the Restricted Party. For purposes of this paragraph, “Restricted Party” means Borrower and/or a guarantor of the Note.

In all events, Beneficiary shall be notified in advance of any proposed transfer, and Grantor shall pay, or reimburse Beneficiary for, all costs and expenses associated with any proposed transfer of the Mortgaged Premises or interests in Grantor that requires the consent of Beneficiary, whether or not consummated, including legal fees and costs.

Section 1-5. Covenants, Representations and Warranties of Grantor. Grantor hereby covenants, represents and warrants to Beneficiary that:

(a)

Grantor (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the power and authority to own its properties and to carry on its business as now being conducted; (iii) is qualified to do business in Virginia; and (iv) is in compliance with all laws, regulations, ordinances, and orders of public authorities applicable to it.

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(b)

The execution, delivery and performance by Grantor of this Deed of Trust, the Note, the Assignment and the other Loan Documents, and the borrowing evidenced by the Note: (i) are within the powers of Grantor; (ii) have been duly authorized by all requisite action; (iii) have received all necessary governmental approval; and (iv) will not violate any provision of law, any order of any court or other agency of government, or the organizational or chartering documents and agreements of Grantor.

(c)

This Deed of Trust, the Note, the Assignment and other Loan Documents constitute the legal, valid and binding obligations of Grantor and other obligors named therein, if any, enforceable in accordance with their respective terms.

(d)

Neither the execution and delivery of this Deed of Trust, the Note or the Assignment, the consummation of the transactions contemplated hereby, or thereby, nor the fulfillment of or compliance with the terms and conditions of this Deed of Trust, the Note or the Assignment, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Grantor is now a party or by which it is bound.

(e)

None of Grantor, any affiliate of Grantor, or any person owning an interest in Grantor or any such affiliate, is or will be an entity or person (i) listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 23, 2001 (the "Executive Order"), (ii) included on the most current list of "Specially Designated Nationals and Blocked Persons" published by the United States Treasury Department's Office of Foreign Assets Control ("OFAC") (which list may be published from time to time in various media including, but not limited to, the OFAC website page, http:www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf), (iii) which or who commits, threatens to commit or supports "terrorism," as that term is defined in the Executive Order, or (iv) affiliated with any entity or person described in clauses (i), (ii) or (iii) above (any and all parties or persons described in clauses (i) through (iv) are herein referred to individually and collectively as a "Prohibited Person"). Grantor covenants and agrees that none of Grantor, any affiliate of Grantor, or any person owning an interest in Grantor or any such affiliate, will (i) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order. Grantor further covenants and agrees to deliver (from time to time) to Beneficiary any such certification or other evidence as may be requested by Beneficiary in its sole and absolute discretion, confirming that (i) Grantor is not a Prohibited Person and (ii) Grantor has not engaged in any business, transaction or dealings with a Prohibited Person, including, but not

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limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

(f)

During the time the Note remains outstanding, the Grantor (i) will not engage in any business unrelated to the Mortgaged Premises, (ii) will not have any assets other than those related to the Mortgaged Premises, (iii) will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, will not engage in, seek or consent to any asset sale, transfer of membership interests, or amendment of its articles of organization or operating agreement, (iv) will not fail to correct any known misunderstanding regarding the separate identity of Grantor, (v) will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (C) make any assignment for the benefit of such entity's creditors; or (D) take any action that might cause such entity to become insolvent, (vi) will maintain its accounts, books and records separate from any other person or entity, (vii) will maintain its books, records, resolutions and agreements as official records, (viii) has not commingled and will not commingle its funds or assets with those of any other person or entity, (ix) has held and will hold its assets in its own name, (x) will conduct its business in its name, (xi) will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xii) will pay its own liabilities out of its own funds and assets, (xiii) will observe all entity formalities, (xiv) has maintained and, except as otherwise expressly permitted or required by the Loan Documents, will maintain an arms-length relationship with its affiliates, (xv) will have no indebtedness other than as evidenced by the Loan Documents and commercially reasonable unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Mortgaged Premises that are paid before becoming delinquent, (xvi) except as expressly permitted or required by the Loan Documents, will not assume or guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity, except as evidenced by the Loan Documents, (xvii) will not acquire obligations or securities of its owners (members, partners, shareholders), (xviii) will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xix) will not pledge its assets for the benefit of any other person or entity, (xx) will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxi) will not make loans to any person or entity, (xxii) will not identify its owners (members, partners, shareholders) or any affiliates of any of them as a division or part of it, (xxiii) except as otherwise expressly permitted or required by the Loan Documents, will not enter into or be a party to,

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any transaction with its owners (members, partners, shareholders) or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxiv) will pay the salaries of its own employees from its own funds, (xxv) will maintain adequate capital in light of its contemplated business operations, and (xxvi) shall continue (and not dissolve) for so long as a solvent managing member, partner or shareholder exists.

ARTICLE TWO

MAINTENANCE, OBLIGATIONS UNDER LEASES,
TAXES AND LIENS, INSURANCE AND FINANCIAL REPORTS

Section 2-1. Maintenance. Grantor will, or will cause Tenant (as hereinafter defined) to, cause the Mortgaged Premises and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, will abstain from and not permit the commission of waste in or about the Mortgaged Premises, and will comply with all laws and regulations of any governmental authority with reference to the Mortgaged Premises and the manner of using or operating the same, and with all restrictive covenants, if any, affecting the title to the Mortgaged Premises, or any part thereof. Grantor also will, or will cause Tenant to, from time to time make all necessary and proper repairs, renewals, replacements, additions and betterments thereto, so that the value and efficient use thereof shall be fully preserved and maintained and so as to comply with all laws and regulations as aforesaid. Grantor will not otherwise make any material modifications to the Mortgaged Premises without the written consent of Beneficiary; provided, however, that Beneficiary’s consent will not be required for any modification to the Mortgaged Premises that may be completed by Tenant under the terms of the Lease (as hereinafter defined) without the consent of Grantor.

If the Beneficiary has reasonable cause to believe that the Mortgaged Premises is not in compliance with applicable laws and regulations (including environmental, health and safety laws and regulations), at the request of Beneficiary, from time to time, Grantor, at its sole cost and expense will furnish Beneficiary with engineering studies and soil tests with respect to the Mortgaged Premises, the form, substance and results of which shall be satisfactory and certified to Beneficiary. Beneficiary agrees that Grantor shall not be required to pay the costs associated with such studies and tests more than once in any Loan Year (as defined in the Note). If any such engineering studies or soil tests indicate any violation, of environmental, health, safety or similar laws or regulations, then Grantor, at its sole cost and expense, will promptly take whatever corrective action is necessary to assure the Mortgaged Premises is in full compliance with law.

Section 2-2. Lease Obligations. As further security for the indebtedness secured hereby, Grantor has, concurrently herewith, executed and delivered to the Beneficiary the Assignment, wherein and whereby, among other things, Grantor has assigned to the Beneficiary all of Grantor’s right, title and interest to the rents, issues and profits and any and all leases and the rights of management of the Mortgaged Premises, all as therein more specifically set forth,

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which Assignment is hereby incorporated herein by reference as fully and with the same effect as if set forth herein at length. Grantor agrees that it will duly perform and observe all of the terms and provisions on the landlord's part to be performed and observed under any and all leases of the Mortgaged Premises and that it will refrain from any action or inaction which would result in the termination by the tenants thereunder of any such leases or in the diminution of the value thereof or of the rents, issues, profits and revenues thereunder. Nothing herein contained shall be deemed to obligate the Beneficiary to perform or discharge any obligation, duty or liability of landlord under any lease of the Mortgaged Premises, and Grantor shall and does hereby agree to indemnify and hold the Beneficiary harmless from any and all liability, loss or damage which the Beneficiary may or might incur under any lease of the Mortgaged Premises or by reason of the Assignment; and any and all such liability, loss or damage incurred by the Beneficiary, together with the costs and expenses, including reasonable attorneys' fees, incurred by the Beneficiary in the defense of any claims or demands therefor (whether successful or not), shall be so much additional indebtedness hereby secured, and Grantor shall reimburse the Beneficiary therefor on demand, together with interest at a rate equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid.

Grantor shall not lease or sublease any portion of the Mortgaged Premises without the prior written consent of the Beneficiary, nor will Grantor permit or enter into any sublease, assignment, modification, amendment or termination of any prior approved lease or sublease without the prior written consent of Beneficiary; provided, however, that Beneficiary’s consent will not be required for any assignments, subleases or other transfers that may be completed by Tenant under the terms of the Lease (as hereinafter defined) without the consent of Grantor.

Section 2-3. Taxes, Other Governmental Charges, Liens and Utility Charges. Grantor shall, before any penalty attaches thereto, pay and discharge or cause to be paid and discharged all taxes, assessments, utility charges and other governmental charges imposed upon or against the Mortgaged Premises or upon or against the Note and the indebtedness secured hereby, and will not suffer to exist any mechanic's, statutory or other lien on the Mortgaged Premises or any part thereof unless consented to by Beneficiary in writing. If Beneficiary is required by legislative enactment or judicial decision to pay any such tax, assessment or charge, then at the option of the Beneficiary, the Note and any accrued interest thereon together with any additions to the mortgage debt shall be and become due and payable at the election of Beneficiary upon notice of such election to Grantor; provided, however, said election shall be unavailing and this Deed of Trust and the Note shall be and remain in effect as though said law had not been enacted or said decision had not been rendered if, notwithstanding such law or decision, Grantor lawfully pays such tax, assessments or charge to or for Beneficiary. Copies of paid tax and assessment receipts shall be furnished to Beneficiary not less than ten (10) days prior to the delinquent dates.

Nothing in this Section shall require the payment or discharge of any obligation imposed upon Grantor by this Section so long as Grantor, upon first notifying Beneficiary of its intent to do so, shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceeding which permit the items contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless Beneficiary shall notify Grantor that, in its opinion, by nonpayment of any such items, the lien of the Deed of Trust as to any part of the Mortgaged Premises will be materially endangered or the Mortgaged

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Premises, or any part thereof, will be subject to loss or forfeiture in which event such taxes, assessments or charges shall be paid promptly.

Section 2-4. Insurance.

(a)       Grantor shall procure and maintain continuously in effect with respect to the Mortgaged Premises policies of insurance against such risks and in such amounts as are customary for a prudent owner of property comparable to that comprising the Mortgaged Premises. Irrespective of, and without limiting the generality of the foregoing provision, Grantor shall specifically maintain the following insurance coverages:

(i)        Direct damage insurance providing "special form" or "other perils" coverage, including but not limited to coverage for the following risks of loss:

(A)	Fire

(B)	Extended Coverage Perils

(C)	Vandalism and Malicious Mischief

on a replacement cost basis in an amount equal to the full insurable value thereof (“full insurable value” shall include the actual replacement cost of all buildings and improvements and the contents therein, without deduction for depreciation, architectural, engineering, legal and administrative fees).

The policies required by this Paragraph (i) shall be either subject to no coinsurance clause or contain an agreed amount clause and may include a deductibility provision not exceeding Ten Thousand Dollars ($10,000).

(ii)       Commercial general liability insurance against liability for injuries to or death of any person or damage to or loss of property arising out of or in any way relating to the condition of the Mortgaged Premises or any part thereof, in the maximum amounts required by any of the leases of the Mortgaged Premises, but in no event less than a minimum annual aggregate limit of Two Million and No/100 Dollars ($2,000,000.00) provided that the requirements of this paragraph (ii) with respect to the amount of insurance may be satisfied by an excess coverage policy.

(iii)      Business interruption or loss of rental income insurance in an amount equal to not less than the gross revenue from the Mortgaged Premises for twelve (12) months from the operation and rental of all improvements now or hereafter forming part of the Mortgaged Premises, based upon one hundred percent (100%) occupancy of such improvements naming Beneficiary in a standard mortgagee loss payable clause thereunder.

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(iv)      Insurance against such other casualties and contingencies as Beneficiary may from time to time require (but excluding terrorism), if such insurance against such other casualties and contingencies is available, all in such manner and for such amounts as may be reasonably satisfactory to Beneficiary.

(b)       All insurance provided for in Subsection (a) shall be effective under a valid and enforceable policy or policies issued by an insurer of recognized responsibility approved by Beneficiary (an insurer with a Best Class rating of at least A-/VIII shall be deemed approved).

(c)       All policies of insurance required in Subsections (a)(i) and (iii) shall be written in the names of Grantor and Beneficiary as their respective interests may appear. These policies shall provide that the proceeds of such insurance shall be payable to Beneficiary pursuant to a standard mortgagee clause to be attached to each such policy.

(d)       Grantor shall deposit with Beneficiary policies evidencing all such insurance, or a certificate or certificates of the respective insurers stating that such insurance is in force and effect. At least seven (7) days prior to the date the premiums on each such policy shall become due and payable, Beneficiary shall be furnished with proof of such payment reasonably satisfactory to it. Each policy of insurance herein required shall contain a provision that the insurer shall not cancel, refuse to renew or materially modify it without giving written notice to Beneficiary at least thirty (30) days before the cancellation, non-renewal or modification becomes effective. Before the expiration of any policy of insurance herein required, Grantor shall furnish Beneficiary with evidence satisfactory to Beneficiary that the policy has been renewed or replaced by another policy conforming to the provisions of this Article or that there is no necessity therefor under the terms hereof. In lieu of separate policies, Grantor may maintain blanket policies having the coverage required herein, in which event it shall deposit with Beneficiary a certificate or certificates of the respective insurance as to the amount of coverage in force on the Mortgaged Premises.

Notwithstanding anything in Section 2-4 to the contrary, so long as that certain Lease by and between Grantor and Walgreen Co., an Illinois corporation dated March 3, 2008 (“Lease”) encumbering the Mortgaged Premises remains in full force and effect and Walgreen Co. (“Tenant”) self-insures or maintains the insurance required to be maintained under the Lease, Grantor shall be deemed to be in compliance with the insurance requirements set forth herein.

Section 2-5. Advances. If Grantor shall fail to comply with any of the terms, covenants and conditions herein with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Premises in repair, or any other term, covenant or condition herein contained, Beneficiary may make advances to perform the same and, where necessary, enter the Mortgaged Premises for the purpose of performing any such term, covenant or condition, and without limitation of the foregoing, Beneficiary may procure and place insurance coverage in accordance with the requirements of this Section. Grantor agrees to repay all sums so advanced upon demand, with interest at a rate equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid. All sums so advanced, with interest, shall be secured hereby in priority to the indebtedness evidenced by the Note, but no such advance shall be deemed to relieve Grantor

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from any default hereunder. After making any such advance, payments made pursuant to the Note shall be first applied toward reimbursement for any such advance and interest thereon, prior to the application toward accrued interest and principal payments due pursuant to the Note.

Section 2-6. Financial Information. Grantor shall furnish Beneficiary (a) within ninety (90) days after the close of each fiscal year of the operation of the Mortgaged Premises, an annual operating statement of Grantor in form and detail satisfactory to Beneficiary, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and signed by a Certified Public Accountant acceptable to Beneficiary or supported by affidavit of a principal in the ownership of the Mortgaged Premises; and (b) from time to time such other information in the possession of Grantor or subject to its control, in such detail as Beneficiary may require, as will enable Beneficiary to determine whether Grantor is in compliance with the provisions of the Note and of this Deed of Trust.

Section 2-7. Use of Mortgaged Premises. Grantor shall furnish and keep in force a Certificate of Occupancy, or its equivalent, and comply, or cause Tenant to comply, with all restrictions affecting the Mortgaged Premises and with all laws, ordinances, acts, rules, regulations and orders of any legislative, executive, administrative or judicial body, commission or officer, (whether Federal, state or local) exercising any power of regulation or supervision over Grantor, or any part of the Mortgaged Premises, whether the same be directed to the erection, repair, manner of use or structural alteration of buildings or otherwise. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant or other public or private restriction, if such change materially limits or defines the uses which may be made of the Mortgaged Premises or any part thereof, nor shall Grantor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Premises. If under applicable zoning provisions the use of all or any portion of the Mortgaged Premises is or shall become a nonconforming use, Grantor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary. Grantor shall not permit or suffer to occur any waste on or to the Mortgaged Premises or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Premises, or any portion thereof, to a condominium or cooperative form of management. Grantor will not install or permit to be installed on the Mortgaged Premises any underground storage tank.

Section 2-8. Escrows. Grantor shall pay to Beneficiary, together with and in addition to the monthly payments of principal and interest provided for in the Note (which shall be by Automated Clearing House if provided for in the Note for installment payments thereunder), an amount reasonably estimated by Beneficiary to be sufficient to pay one twelfth (1/12) of the estimated annual real estate taxes (including other charges against the Mortgaged Premises by governmental or quasi-governmental bodies but excluding special assessments which are to be paid as the same become due and payable) and one-twelfth (1/12) of the annual premiums on insurance required in Section 2-4 hereof to be held by Beneficiary and used to pay said taxes and insurance premiums when same shall fall due; provided that upon the occurrence of an Event of Default that continues beyond applicable notice and cure period, Beneficiary may apply such funds as Beneficiary shall deem appropriate. If at the time that payments are to be made, the funds set aside for payment of either taxes or insurance premiums are insufficient, Grantor shall

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upon demand pay such additional sums as the Beneficiary shall determine to be necessary to cover the required payment. Beneficiary need not segregate such funds. No interest shall be payable to Grantor upon any such payments.

Notwithstanding the foregoing, Beneficiary waives the collection of escrow deposits for insurance and real estate taxes for so long as all of the following conditions are complied with:

(a)       A Credit Tenant (as determined by Beneficiary from time to time in its sole but reasonable discretion) is paying taxes and insurance directly;

(b)       no Event of Default (as defined in Section 4-1) has occurred and is continuing beyond any applicable notice and cure period;

(c)       the ownership and management of the Mortgaged Premises remain as constituted as of the date hereof, subject to the rights of Grantor under the penultimate paragraph of Section 1-4 above;

(d)       Beneficiary has received an ACORD 28 Evidence of Commercial Property Insurance (2003 form) or an ACORD 27 Evidence of Property Insurance (3/93 form) and an ACORD 25 Certificate of Liability Insurance (covering all types of insurance required by Beneficiary) before the expiration date of insurance policies then in force;

(e)       Beneficiary receives satisfactory evidence of payment of insurance premiums before the expiration date of the policies then in force; and

(f)        Beneficiary receives satisfactory evidence of payment of real estate taxes before the same are delinquent.

Section 2-9. Environmental Matters.

(a)       Definitions. As used herein, the following terms will have the meaning set forth below:

(i)        Environmental Law means and includes any federal, state or local law, statute, regulation or ordinance pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Mortgaged Premises, including without limitation each of the following (and their respective successor provisions): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, as amended; 42 U.S.C. sections 1857 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sections 1251 et seq.; the Federal Hazardous Materials Transportation Act, 49 U.S.C. sections 5101 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency and of all other agencies, boards, commissions

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and other governmental bodies and officers having jurisdiction over the Mortgaged Premises or the use or operation of the Mortgaged Premises.

(ii)       Hazardous Substance means and includes: (A) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutants," "hazardous waste," or "solid waste" in any Environmental Law; (B) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 C.F.R. 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and any amendments thereto); (C) those other substances, materials and wastes which are or become regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation or ordinance; and (D) any material, waste or substance which is any of the following: (1) asbestos; (2) polychlorinated biphenyl; (3) designated or listed as a "hazardous substance" pursuant to sections 307 or 311 of the Clean Water Act (33 U.S.C. sections 1251 et seq.); (4) explosive; (5) radioactive; (6) a petroleum product; (7) infectious waste; or (8) mold or mycotoxins. The term "Permitted Hazardous Substance" means commercially sold products otherwise within the definition of the term "Hazardous Substance," but (a) that are used or disposed of by Grantor or used or sold by tenants of the Mortgaged Premises in the ordinary course of their respective businesses, (b) the presence of which product is not prohibited by applicable Environmental Law, and (c) the use and disposal of which are in all respects in accordance with applicable Environmental Law.

(iii)      Enforcement or Remedial Action means any action taken by any person or entity in an attempt or asserted attempt to enforce, to achieve compliance with, or to collect or impose assessments, penalties, fines, or other sanctions provided by, any Environmental Law.

(iv)      Environmental Liability means and includes any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, assessment, penalty, fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including actual, reasonable attorneys' fees and disbursements, resulting from or arising out of the violation or alleged violation of any Environmental Law, any Enforcement or Remedial Action, or any alleged exposure of any person or property to any Hazardous Substance.

(v)       Release means any release, spill, discharge, leak, disposal or emission.

(b)       Representations, Warranties and Covenants. Grantor represents, warrants, covenants and agrees as follows:

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(i)        Except as may be disclosed in the Phase I (as hereinafter defined), neither Grantor nor the Mortgaged Premises or, to Grantor’s knowledge, any occupant thereof is in violation of any Environmental Law, Grantor has not received notice from any governmental authority regarding any existing, pending or threatened investigation or inquiry pertaining to any Environmental Law. Grantor shall not cause or permit the Mortgaged Premises to be in violation of, or do anything which would subject the Mortgaged Premises to any remedial obligations under, any Environmental Law, and shall promptly notify Beneficiary in writing of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any Environmental Law. In addition, Grantor shall provide Beneficiary with copies of any and all material written communications with any governmental authority in connection with any Environmental Law, concurrently with Grantor's giving or within a commercially reasonable time after receiving of same. As used herein, the “Phase I” means that certain Environmental Database Review dated May 21, 2009 regarding the Mortgaged Premises that was prepared by IVI Due Diligence Services, Inc., which has been delivered to Beneficiary.

(ii)       To Grantor’s knowledge, and except as may be disclosed in the Phase I, there are no underground storage tanks, radon, asbestos materials, polychlorinated biphenyls or urea formaldehyde insulation present at or installed in the Mortgaged Premises. Grantor covenants and agrees that if any such materials are found to be present at the Mortgaged Premises, Grantor shall remove or remediate the same promptly upon discovery at its sole cost and expense and in accordance with Environmental Law.

(iii)      Grantor has completed the Phase I to determine that there has been no Release of any Hazardous Substance at, upon, under or within the Mortgaged Premises. The use which Grantor or, to Grantor’s knowledge, any other occupant of the Mortgaged Premises makes or intends to make of the Mortgaged Premises is not expected to result in a Release of any Hazardous Substance on or to the Mortgaged Premises. During the term of this Deed of Trust, if Grantor has reason to believe that a Release of Hazardous Substance has occurred on the Mortgaged Premises, Grantor shall take all steps necessary to determine whether there has been a Release of any Hazardous Substance on or to the Mortgaged Premises. If Grantor finds a Release has occurred, Grantor shall remove or remediate the same promptly upon discovery at its sole cost and expense.

(iv)      Based on the Phase I and to the knowledge of Grantor, the Mortgaged Premises has never been used by the present or to Grantor’s knowledge by previous owners and/or operators and it will not be used in the future to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances (other than a Permitted Hazardous Substance).

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(v)       Grantor has not received any notice of violation, request for information, summons, citation, directive or other communication, written or oral, from any Virginia department of environmental protection (howsoever designated) or the United States Environmental Protection Agency concerning any intentional or unintentional act or omission on Grantor's or any occupant's part resulting in the Release of Hazardous Substances from the Mortgaged Premises into the waters or onto the lands within the jurisdiction of the Commonwealth of Virginia or from the Mortgaged Premises into the waters outside the jurisdiction of the Commonwealth of Virginia resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by or within the jurisdiction of the Commonwealth of Virginia.

(vi)      Except as may be disclosed in the Phase I, the Mortgaged Premises: (a) is being and has been operated in compliance with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all respects; and (b) does not have any Hazardous Substances present (other than a Permitted Hazardous Substance).

(vii)     Grantor will and will cause its tenants to operate the Mortgaged Premises in compliance with all Environmental Laws and will not place or permit to be placed any Hazardous Substances (other than a Permitted Hazardous Substance) on the Mortgaged Premises.

(viii)    No lien has been attached to or, to Grantor’s knowledge, threatened to be imposed upon any revenue from the Mortgaged Premises, and to, Grantor’s knowledge, there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. Neither Grantor nor, to Grantor’s knowledge, any other party has been, or is expected to be involved in operations at the Mortgaged Premises which could lead to the imposition of Environmental Liability on Grantor, or on any subsequent owner of the Mortgaged Premises, or the creation of an environmental lien on the Mortgaged Premises. In the event that any such lien is filed, Grantor shall, within forty-five (45) days from the date that Grantor is given notice of such lien (or within such shorter period of time as is appropriate in the event that the Commonwealth of Virginia or the United States has commenced steps to have the Mortgaged Premises sold), either: (A) pay the claim and remove the lien from the Mortgaged Premises; or (B) furnish a cash deposit, bond or other security satisfactory in form and substance to Beneficiary in an amount sufficient to discharge the claim out of which the lien arises.

(ix)      In the event that Grantor shall cause or permit to exist a Release of Hazardous Substances into the waters or onto the lands within the jurisdiction of the Commonwealth of Virginia, or into the waters outside the jurisdiction of the Commonwealth of Virginia resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or

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otherwise controlled by or within the jurisdiction of the Commonwealth of Virginia, without having obtained a permit issued by the appropriate governmental authorities, Grantor shall promptly clean up such Release in accordance with the provisions of all Environmental Laws.

(c)       Right to Inspect and Cure. Beneficiary shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Beneficiary shall deem necessary or advisable from time to time at the sole cost and expense of Grantor; provided, however, that Grantor shall not be obligated to bear the expense of such environmental inspections, audits and tests so long as (i) no Event of Default has occurred and is continuing beyond any applicable notice and cure period, and (ii) Beneficiary has no cause to believe in its sole judgment that there has been a Release or threatened Release of Hazardous Substances at the Mortgaged Premises or that Grantor or the Mortgaged Premises is in violation of any Environmental Law. The cost of such inspections, audits and tests, if chargeable to Grantor as aforesaid, shall be added to the indebtedness secured hereby and shall be secured by this Deed of Trust. Grantor shall, and shall cause each tenant of the Mortgaged Premises to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying all information requested concerning the operations conducted and Hazardous Substances located at the Mortgaged Premises. In the event that Grantor fails to comply with any Environmental Law, Beneficiary may, in addition to any of its other remedies under this Deed of Trust, cause the Mortgaged Premises to be in compliance with such laws and the cost of such compliance shall be added to the sums secured by this Deed of Trust in accordance with the provisions of Article Five hereof.

(d)       Indemnification. Grantor shall protect, indemnify, defend, and hold harmless Beneficiary and its directors, officers, employees, agents, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all loss, injury, damage, cost, expense and liability (including without limitation reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to (i) the installation, use, generation, manufacture, production, storage, Release, threatened Release, discharge, disposal or presence of a Hazardous Substance on, under or about the Mortgaged Premises, or (ii) the presence of any underground storage tank on, under or about the Mortgaged Premises, or (iii) any Environmental Liability; including without limitation: (A) all consequential damages; (B) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Premises; and (C) the preparation and implementation of any closure, remedial or other required plans. The foregoing agreement to indemnify, defend and hold harmless Beneficiary expressly includes, but is not limited to, any losses, liabilities, damages, injuries, costs, expenses and claims suffered or incurred by Beneficiary upon or subsequent to Beneficiary becoming owner of the Mortgaged Premises through foreclosure, acceptance of a deed-in-lieu of foreclosure, or otherwise, excepting only such losses, liabilities, damages, injuries, costs, expenses and claims which are caused by or arise out of actions taken by Beneficiary, or by those contracting with Beneficiary, subsequent to Beneficiary taking possession or becoming owner of the Mortgaged Premises. The indemnity evidenced hereby shall survive the satisfaction, release or extinguishment of the lien of this Deed of Trust, including without limitation any extinguishment of the lien of this Deed of Trust by foreclosure or deed in lieu thereof. Notwithstanding anything to the contrary in the foregoing, Grantor will not be obligated to indemnify the Indemnified Parties with respect to: (y) any losses

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arising solely from a state of facts that first came into existence after Beneficiary or its successors and assigns acquired title to the Mortgaged Premises through foreclosure or a deed in lieu thereof; or (z) to the extent caused by any act, omission, willful misconduct or gross negligence of any of the Indemnified Parties.

(e)       Remediation. If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is reasonably desirable (in the case of an operation and maintenance program or similar monitoring or preventative programs) or necessary, both as determined by an independent environmental consultant selected by Beneficiary under any applicable federal, state or local law, regulation or ordinance, or under any judicial or administrative order or judgment, or by any governmental person, board, commission or agency, because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under or within the Mortgaged Premises or any portion thereof, Grantor shall within thirty (30) days after written demand by Beneficiary for the performance (or within such shorter time as may be required under applicable law, regulation, ordinance, order or agreement), commence and thereafter diligently prosecute to completion all such Remedial Work to the extent required by law. All Remedial Work shall be performed by contractors approved in advance by Beneficiary (which approval in each case shall not be unreasonably withheld or delayed) and under the supervision of a consulting engineer approved in advance by Beneficiary. All costs and expenses of such Remedial Work (including without limitation the reasonable fees and expenses of Beneficiary's counsel) incurred in connection with monitoring or review of the Remedial Work shall be paid by Grantor. If Grantor shall fail or neglect to timely commence or cause to be commenced, or shall fail to diligently prosecute to completion, such Remedial Work, Beneficiary may (but shall not be required to) cause such Remedial Work to be performed; and all costs and expenses thereof, or incurred in connection therewith (including, without limitation, the reasonable fees and expenses of Beneficiary's counsel), shall be paid by Grantor to Beneficiary forthwith after demand and shall be a part of the indebtedness secured hereby.

(f)        Survival. All warranties and representations above shall be deemed to be continuing and shall remain true and correct in all material respects until all of the indebtedness secured hereby has been paid in full and any limitations period expires. Grantor's covenants above shall survive any exercise of any remedy by Beneficiary hereunder or under any other instrument or document now or hereafter evidencing or securing the said indebtedness, including foreclosure of this Deed of Trust (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the said indebtedness is satisfied in full and/or this Deed of Trust shall have been released.

ARTICLE THREE

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 3-1. Application of Insurance Proceeds. Grantor shall cause all proceeds of insurance maintained pursuant to Subsections (a)(i) and (iii) of Section 2-4 hereof to be paid to

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the Beneficiary to be applied first to the payment of all costs and expenses incurred by Beneficiary in obtaining such proceeds and, second, at the option of Beneficiary, either: (a) to the reduction of the indebtedness hereby secured (without any otherwise applicable prepayment premium); or (b) to the restoration or repair of the Mortgaged Premises, without affecting the lien of this Deed of Trust or the obligations of Grantor hereunder. Grantor shall not compromise or settle any loss claims on said policies without the written consent of Beneficiary. Any such application to the reduction of the indebtedness hereby secured shall not reduce or postpone the monthly payments otherwise required pursuant to the Note. No interest shall be payable to Grantor on the insurance proceeds while held by Beneficiary.

Section 3-2. Application of Condemnation Award. Should any of the Mortgaged Premises be taken by exercise of the power of eminent domain, any award or consideration for the property so taken shall be paid over to Beneficiary and shall be applied first to the payment of all costs and expenses incurred by Beneficiary in obtaining such award or consideration and, second, at the option of Beneficiary, either: (a) to the reduction of the indebtedness hereby secured (without any otherwise applicable prepayment premium); or (b) to the restoration or repair of the Mortgaged Premises, without affecting the lien of this Deed of Trust or the obligations of Grantor hereunder. Beneficiary is authorized at its option to compromise and settle all awards or consideration for the property so taken. Any such awards, if applied to the reduction of indebtedness, shall not reduce or postpone the monthly payments otherwise required pursuant to the Note. No interest shall be payable to Grantor on any award while held by Beneficiary.

Section 3-3. Beneficiary to Make Proceeds Available. Notwithstanding the provisions of Sections 3-1 and 3-2 above, in the event of insured damage to the Mortgaged Premises or in the event of a taking by eminent domain of only a portion of the Mortgaged Premises, and provided that: (a) the portion remaining can with restoration or repair continue to be operated for the purposes utilized immediately prior to such damage or taking, (b) the appraised value of the Mortgaged Premises after such restoration or repair shall not have been reduced from the appraised value as of the date hereof, and (c) no Event of Default has occurred and is continuing beyond any applicable notice and cure period, and (d) the leases require Grantor to restore or repair the Mortgaged Premises and the leases remain in full force and effect and the tenants thereunder certify to Beneficiary their intention to remain in possession of the leased premises without any reduction in rental payments (other than temporary abatements during the period of restoration and repair); the Beneficiary agrees to make the insurance proceeds or condemnation awards available for such restoration and repair, except for proceeds payable pursuant to Section 2-4(a)(iii). Beneficiary may, at its option, hold such proceeds or awards in escrow (subject to the following paragraph) until the required restoration and repair has been satisfactorily completed. No interest shall be payable to Grantor with respect to any such escrow.

In the event insurance proceeds or condemnation awards are made available for restoration in accordance with the foregoing, such proceeds shall be made available, from time to time, upon the Beneficiary being furnished with such information, documents, instruments and certificates as Beneficiary may require, including, but not limited to, satisfactory evidence of the estimated cost of completion of the repair or restoration of the Mortgaged Premises, such architect's certificates, waivers of lien, contractor's sworn statements and other evidence of cost

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and of payments, including, at the option of the Beneficiary, insurance against mechanics' liens and/or a performance bond or bonds in form satisfactory to the Beneficiary, with premium fully prepaid, under the terms of which the Beneficiary shall be either the sole or dual obligee, and which shall be written with such surety company or companies as may be satisfactory to the Beneficiary, and all plans and specifications for such rebuilding or restoration which shall be subject to approval by the Beneficiary. No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work performed, from time to time, and at all times the undisbursed balance of said proceeds, plus additional funds deposited by Grantor remaining in the hands of the Beneficiary shall be at least sufficient to pay for the cost of completion of the work free and clear of liens.

Notwithstanding anything to the contrary set forth herein, provided Grantor is in compliance with the other conditions hereof, Grantor shall be entitled to compromise, settle, hold and administer insurance proceeds or condemnation awards of $250,000.00 or less with respect to the Mortgaged Premises.

Section 3-4.    Lease. To the extent the Lease requires use of insurance proceeds or condemnation awards in a manner inconsistent with the foregoing, the terms of the Lease shall control. Grantor's interest in such proceeds or awards, however, shall be subject to the terms of the foregoing Sections.

ARTICLE FOUR

DEFAULT PROVISIONS AND REMEDIES OF BENEFICIARY

Section 4-1. Events of Default. If any of the following events occurs, it is hereby defined as and declared to be and to constitute an "Event of Default":

(a)       failure by Grantor to pay when due (including any applicable grace period) any amounts required to be paid hereunder or under the Note at the time specified therein; or

(b)       an event as to which Beneficiary elects to accelerate the Loan as provided for in Section 1-4 above ("Due on Sale or Encumbrance") or failure by Grantor to observe and perform the covenants, conditions and agreements set forth in Section 2-4 above ("Insurance"); or

(c)       failure by Grantor to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Deed of Trust or the Note other than as referred to in (a) and (b) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to Grantor by the Beneficiary unless the Beneficiary shall agree in writing to an extension of such time prior to its expiration; or

(d)       if any representation or warranty made in writing by or on behalf of Grantor in this Deed of Trust or the other Loan Documents, any financial statement, certificate, or report furnished in order to induce the Beneficiary to make the loan secured by this Deed of Trust, shall

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prove to have been false or incorrect in any material respect, or materially misleading as of the time such representation or warranty was made; or

(e)	if Grantor shall:

(i)        admit in writing its inability to pay its debts generally as they become due; or

(ii)       file a petition in bankruptcy to be adjudicated a voluntary bankrupt or file a similar petition under any insolvency act, or

(iii)	make an assignment for the benefit of its creditors, or

(iv)      consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

(f)        if Grantor shall file a petition or answer seeking reorganization or arrangement of Grantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or

(g)       if Grantor shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing without the consent of Grantor a receiver or trustee of Grantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Grantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such adjudication, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

(h)       if any Borrower (as defined in the Note) who is a natural person dies or any Borrower that is an entity dissolves or otherwise ceases to exist; or

(i)        if a guarantor of any of the obligations secured by this Deed of Trust shall repudiate such guarantor’s obligations; or if any such individual guarantor shall die, or any such entity guarantor shall dissolve or otherwise cease to exist, unless within sixty (60) days after such death, or prior to such dissolution or cessation a substitute guarantor satisfactory to Beneficiary shall become liable to Beneficiary by executing a guaranty agreement satisfactory to Beneficiary; or

(j)        if an event of default has occurred under any of the Loan Documents and the period for cure thereof, if any, has elapsed without cure; or

(k)       if a default occurs and continues beyond any applicable grace or cure period in the payment or performance of the Affiliate Notes or any of the agreements securing the Affiliate Notes; or

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(l)        if an Event of Default (as defined in the Affiliate Security Documents) occurs under any of the Affiliate Security Documents as defined in the Cross-Collateralization Rider attached hereto as Exhibit “B”.

Section 4-2. Acceleration. Upon the occurrence of an Event of Default that is not cured within any applicable notice and cure period, Beneficiary may declare the principal of and the accrued interest of the Note, and including all sums advanced hereunder with interest, to be forthwith due and payable, and thereupon the Note, including both principal and all interest accrued thereon, and including all sums advanced hereunder and interest thereon, shall be and become immediately due and payable without presentment, demand or further notice of any kind.

Section 4-3. Remedies of Beneficiary. Upon the occurrence and continuance of an Event of Default beyond any applicable cure period, or in case the principal of the Note shall have become due and payable, whether by lapse of time or by acceleration, then and in every such case Beneficiary may proceed to protect and enforce its right by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein or in the Assignment, or the Note, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Deed of Trust, or for the enforcement of any other appropriate legal or equitable remedy.

Without limiting the generality of the foregoing, Beneficiary may instruct the Trustee to sell the Mortgaged Premises, for cash or credit, at a sale or sales held at such place or places in the city or county in which the Mortgaged Premises or the greater part thereof lies, or in the corporate limits of any city surrounded by or contiguous to such county, or in the case of annexed land, in the county of which the Mortgaged Premises was formerly a part, and at such time or times and upon such notice as required by law and otherwise in such manner as the Trustee may determine, after advertising once a week for two (2) successive weeks in any newspaper of general circulation in the County of Spotsylvania, Virginia, and all as may be required by applicable law. The Trustee may from time to time adjourn such sale by announcement at the time and place specified for such sale or for such adjourned sale or sales without further notice except the Trustee shall advertise the postponed sale in the same manner as the original advertisement of sale provided above, and except as otherwise may be required by law. Upon compliance with the terms of the sale, the Trustee shall convey by Trustee’s Deed, to and at the cost of the purchaser, the Mortgaged Premises so sold, free and clear from all estate, right, title or interest of the Grantor at law or in equity.

In case of any sale of the Mortgaged Premises pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Deed of Trust, Beneficiary, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest matured and unpaid thereon, together with additions to the mortgage debt, if any, in order that such sums may be credited as paid on the purchase price.

Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, given now or hereafter existing at law or in equity,

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and each and every power and remedy herein specifically given or otherwise so existing may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary, and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of Beneficiary in the exercise of any right or power accruing hereunder shall impair any such right or power or be construed to be a waiver of any default or acquiescence therein.

Section 4-4. Appointment of Receiver or Fiscal Agent. After the happening of any Event of Default and during its continuance beyond any applicable notice and cure period or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Beneficiary, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the mortgage indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of a receiver or receivers or a fiscal agent or fiscal agents.

Section 4-5. Proceeds of Sale. In any foreclosure or any suit to foreclose the lien of this Deed of Trust there shall be allowed and included in the decree for sale, to be paid out of the rents or the proceeds of such sale:

(a)       all principal and interest remaining unpaid on the Note and secured hereby with interest at twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law from the date due until paid;

(b)       all late charges, if any, and all other items advanced or paid by Beneficiary pursuant to this Deed of Trust, with interest at twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law from the date of advancement until paid; and

(c)       all court costs, attorney’s fees, appraiser's fees, a trustee’s commission on the proceeds of sale at the rate of 5%, environmental audits, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantee policies, Torrens certificates and similar data with respect to title which Beneficiary may deem necessary. All such expenses shall become additional indebtedness secured hereby and immediately due and payable, with interest at twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, when paid or incurred by Beneficiary in connection with any proceeding, including probate and bankruptcy proceedings, to which Beneficiary shall be a party, either as plaintiff, claimant or defendant, by reason of this Deed of Trust or any indebtedness hereby secured or in connection with preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose, whether or not actually commenced.

Subject to the provisions of the Cross-Collateralization Rider attached hereto as Exhibit “B”, the proceeds of any foreclosure sale shall be distributed and applied to the items described

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in (a), (b) and (c) of this Section, inversely to the order of their listing, and any surplus of proceeds of such sale shall be paid to Grantor. Provided, however, anything contained herein to the contrary notwithstanding the application of proceeds of any foreclosure sale shall comply with the requirements of applicable law including Virginia Code Section 55-59.4, as the same may be amended.

Section 4-6. Waiver of Events of Default; Forbearance. Beneficiary may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal. No forbearance by Beneficiary in the exercise of any right or remedy hereunder shall affect the ability of Beneficiary to thereafter exercise any such right or remedy.

Section 4-7. Waiver of Extension, Marshalling; Other. Grantor hereby waives to the full extent lawfully allowed the benefit of any appraisement, homestead, moratorium, stay and extension laws now or hereafter in force. Grantor hereby further waives any rights available with respect to marshalling of assets so as to require the separate sales of any portion of the Mortgaged Premises, or as to require the Beneficiary to exhaust its remedies against a specific portion of the Mortgaged Premises before proceeding against any other, and does hereby expressly consent to and authorize the sale of the Mortgaged Premises as a single unit or parcel. To the maximum extent permitted by law, the Grantor irrevocably and unconditionally WAIVES and RELEASES any present or future rights (a) of reinstatement or redemption, (b) that may exempt the Mortgaged Premises from any civil process, (c) to appraisal or valuation of the Mortgaged Premises, (d) to extension of time for payment, (e) that may subject Beneficiary’s exercise of its remedies to the administration of any decedent’s estate or to any partition or liquidation action, (f) to any homestead and exemption rights provided by the Constitution and laws of the United States and of Virginia, (g) to notice of acceleration or notice of intent to accelerate (other than as expressly stated herein), and (h) that in any way would delay or defeat the right of the Beneficiary to cause the sale of the Mortgaged Premises for the purpose of satisfying the obligations secured hereby. The Grantor agrees that the price paid at a lawful foreclosure sale, whether by the Beneficiary or by a third party, and whether paid through cancellation of all or a portion of the Note or in cash, shall conclusively establish the value of the Mortgaged Premises.

ARTICLE FIVE

THE BENEFICIARY AND TRUSTEE

Section 5-1. Right of Beneficiary to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the Mortgaged Premises or any insurance premium with respect thereto is not paid, to the extent, if any, that the same is legally payable, Beneficiary may pay such tax, assessment, governmental charge or premium, without prejudice, however, to any rights of Beneficiary hereunder arising in consequence of such failure; and any amount at any time so paid under this Section, with interest thereon from the date of payment at a rate equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid, shall be repaid to Beneficiary upon demand and

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shall become so much additional indebtedness secured by this Deed of Trust, and the same shall be given a preference in payment over principal of or interest on the Note, but Beneficiary shall be under no obligation to make any such payment.

Section 5-2. Reimbursement of Beneficiary. If any action or proceeding be commenced (except an action to foreclose this Deed of Trust), to which action or proceeding the Beneficiary is made a party, or in which it becomes necessary, in Beneficiary’s reasonable opinion, to defend or uphold the lien of this Deed of Trust, or to protect the Mortgaged Premises or any part thereof, all reasonable sums paid by the Beneficiary to establish or defend the rights and lien of this Deed of Trust or to protect the Mortgaged Premises or any part thereof (including reasonable attorneys’ fees, and costs and allowances) and whether suit be brought or not, shall be paid, upon demand, to Beneficiary by Grantor, together with interest at a rate equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid. Any such sum or sums and the interest thereon shall be secured hereby in priority to the indebtedness evidenced by the Note.

Section 5-3. Release of Mortgaged Premises. Beneficiary shall have the right at any time, and from time to time, at its discretion to release from the lien of this Deed of Trust all or any part of the Mortgaged Premises without in any way prejudicing its rights with respect to all of the Mortgaged Premises not so released.

Section 5-4. Substitute Trustee. If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint one or more substitute Trustees, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority. The instrument substituting Trustees shall be recorded in the Clerk’s Office wherein this Deed of Trust is recorded at, or prior to, the time of recordation of any instrument in which the substitute trustee exercises the power, right, authority or duty of the former trustee.

Section 5-5. Indemnification of Trustee. Except for actions that constitute gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by Trustee in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor hereby indemnifies Trustee against all liability and expenses that Trustee may incur in the performance of Trustee's duties hereunder.

ARTICLE SIX

SECURITY AGREEMENT

Section 6-1. Security Agreement and Financing Statement Under Uniform Commercial Code. Grantor, being a debtor as that term is used in the Uniform Commercial Code of the

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Commonwealth of Virginia as in effect from time to time (herein called the “Code”), as security for payment of the Note, hereby grants a security interest in any part of the Mortgaged Premises other than real estate (all for the purposes of this Article called "Collateral"), including any proceeds generated therefrom (although such coverage shall not be interpreted to mean that Beneficiary consents to the sale of any of the Collateral), to Beneficiary (being the secured party as that term is used in the Code) and hereby authorizes Beneficiary to file financing statements covering the Collateral. This Deed of Trust constitutes a security agreement and a financing statement, including a fixture financing statement, under the Code. All of the terms, provisions, conditions and agreements contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Mortgaged Premises; and the following provisions of this Article shall not limit the generality or applicability of any other provision of this Deed of Trust but shall be in addition thereto.

Section 6-2. Defined Terms. The terms and provisions contained in this Article shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code.

Section 6-3. Grantor's Representations and Warranties. Grantor represents that:

(a)       It has rights in, or the power to transfer, the Collateral, and the Collateral is subject to no liens, charges or encumbrances other than the lien hereof.

(b)       As of the date of this Deed of Trust, no other party has a perfected interest in any of the Collateral.

(c)       It is an organization, being a limited liability company organized under the laws of the State of Delaware.

(d)       Its chief executive office or principal residence is located at 2555 E. Camelback Road, Suite 400, Phoenix, AZ 85016.

(e)	Grantor's organizational number is: 4578276.

Section 6-4. Grantor's Obligations. Grantor agrees that until its obligations hereunder are paid in full:

(a)       It shall not change its legal name, its type of organization or its state of organization, and shall not merge or consolidate with any other person or entity without at least thirty (30) days’ prior written notice to Beneficiary.

(b)       It shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than Beneficiary.

(c)       It shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

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(d)       It shall use the Collateral solely for business purposes, being installed upon the Mortgaged Premises for Grantor's own use or as the equipment and furnishings furnished by Grantor, as landlord, to tenants of the Mortgaged Premises.

(e)       It shall keep the Collateral at the Land and shall not remove, sell, assign or transfer it therefrom, nor allow a third party to do so, without the prior written consent of Beneficiary, which may be withheld in Beneficiary's sole and absolute discretion, unless disposed of in the ordinary course of business and replaced with items of comparable utility and/or quality and value free and clear of all liens or title retention devices except purchase money security interests. The Collateral may be affixed to such real estate but will not be affixed to any other real estate.

(f)        It will, on its own initiative, or as Beneficiary may from time to time reasonably request, and at its own cost and expense, take all steps necessary and appropriate to establish and maintain Beneficiary's perfected security interest in the Collateral subject to no adverse liens or encumbrances, including, but not limited to, furnishing to Beneficiary additional information, delivering possession of the Collateral to Beneficiary, executing and delivering to Beneficiary financing statements and other documents in a form satisfactory to Beneficiary, placing a legend that is acceptable to Beneficiary on all chattel paper created by Grantor indicating that Beneficiary has a security interest in the chattel paper and assisting Beneficiary in obtaining executed copies of any and all documents required of third parties. Beneficiary is authorized to file a financing statement with respect to the Collateral.

Section 6-5. Right of Inspection. At any and all reasonable times, Beneficiary and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right to inspect the Collateral fully to ensure compliance with this Mortgage.

Section 6-6.	Remedies.

(a) If an Event of Default has occurred and is continuing beyond any applicable notice and cure period hereunder and at any time thereafter (such default not having previously been cured), Beneficiary at its option may declare the indebtedness hereby secured immediately due and payable, and thereupon Beneficiary shall have the remedies of a secured party under the Code, including without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Grantor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace) upon any place where the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the condition stated in the Code); and Beneficiary shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Grantor's right of redemption in satisfaction of Grantor's obligations, as provided in the Code. Beneficiary, without removal, may render the Collateral unusable and dispose of the Collateral on the Mortgaged Premises. Beneficiary may require Grantor to assemble the Collateral and make it available to Beneficiary for its possession at a place to be designated by Beneficiary which is reasonably convenient to both parties. Beneficiary will give Grantor at least ten (10) days’ notice of the time and place of any public sale thereof or of the time after

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which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified mail or equivalent, postage prepaid, to the address of Grantor hereinabove set forth and at least ten (10) days before the time of the sale or disposition. Beneficiary may buy at any public sale and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, Beneficiary may buy at private sale. Any such sale may be held as part of and in conjunction with any foreclosure sale of the real estate comprised within the Mortgaged Premises, the Collateral and real estate to be sold as one lot if Beneficiary so elects. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Beneficiary, shall be applied in satisfaction of the indebtedness hereby secured. Beneficiary will account to Grantor for any surplus realized on such disposition.

(b)       The remedies of Beneficiary hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other remedies of Beneficiary, including having the Collateral deemed part of the realty upon and foreclosure thereof so long as any part of the indebtedness hereby secured remains unsatisfied.

Section 6-7. Fixture Filing. This Deed of Trust creates a security interest in goods which are or are to become fixtures related to the real estate described in Exhibit A, shall be effective as a fixture filing and is to be filed in the real estate records.

ARTICLE SEVEN

MISCELLANEOUS

Section 7-1. Additions to the Mortgaged Premises. In the event any additional improvements, Equipment, or property not herein specifically identified shall be or in the future become a part of the Mortgaged Premises by location or installation on the Mortgaged Premises or otherwise, then this Deed of Trust shall immediately attach to and constitute a lien or security interest against such additional items without further act or deed of Grantor.

Section 7-2. Additional Notes. Grantor may also issue additional notes (the "Additional Notes") from time to time in order to evidence additional indebtedness of Grantor to the Beneficiary. The Additional Notes shall be equally and proportionately secured by the lien of this Deed of Trust with the Note, without preference, priority or distinction as to lien or otherwise, notwithstanding the date of issuance thereof. From and after the issuance of any Additional Notes, the term Note shall be deemed to include the Additional Notes in respect to all matters of benefits and security under and in the enforcement of this Deed of Trust.

Section 7-3. No Waiver of Prepayment Premium. Upon the acceleration of the maturity of the indebtedness as herein provided, a tender of payment of the amount necessary to satisfy the entire indebtedness secured hereby made at any time prior to foreclosure sale by Grantor, or by anyone on behalf of Grantor, shall constitute an evasion of the prepayment terms of said Note

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and be deemed to be a voluntary prepayment thereunder and any such payment to the extent permitted by law, will therefore include the additional payment required under the prepayment privilege, if any, contained in said Note or, if at that time there be no prepayment privilege, then such payment will, to the extent permitted by law, include an additional payment of twelve percent (12%) of the then principal balance.

Section 7-4. Supplements or Amendments. This Deed of Trust may not be supplemented or amended except by written agreement between Beneficiary and Grantor.

Section 7-5. Successors and Assigns. All provisions hereof shall inure to and bind the respective successors, and assigns of the parties hereto. The word Grantor shall include all persons claiming under or through Grantor and all persons liable for the payment of indebtedness or any part thereof, whether or not such persons shall have executed the Note or this Deed of Trust. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

Section 7-6. Notices. All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder (a "Notice") shall be in writing and shall be deemed to have been properly given if either delivered personally or by overnight commercial courier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties hereinabove set out. Such Notice shall be effective on receipt or refusal if by personal delivery, the first business day after the deposit of such Notice with an overnight courier service by the time deadline for next business day delivery if by commercial courier and the earlier of actual receipt or refusal (which shall include a failure to respond to notification of delivery by the U.S. Postal Service) or three (3) business days following mailing if sent by U.S. Postal Service mail. By Notice complying with the foregoing, each party may from time to time change the address to be subsequently applicable to it for the purpose of the foregoing.

Section 7-7. Severability. If any provision of this Deed of Trust shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or render the same invalid, inoperative, or unenforceable to any extent whatever.

Section 7-8. Choice of Law. This Deed of Trust shall be construed and enforced according to and governed by the laws of Virginia (excluding conflicts of laws rules) and applicable federal law.

Section 7-9. Captions. All captions and headings in this Deed of Trust are included for convenience or reference only and shall in no respect constitute a part of the terms hereof nor describe, define or in any manner limit the scope of this Deed of Trust, any interest granted hereby or any term or provision hereof.

Section 7-10. Counterparts. This Deed of Trust may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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Section 7-11. Further Assurances. Grantor will, from time to time, upon ten (10) business days' prior written request from Beneficiary, make, execute, acknowledge and deliver to Beneficiary such supplemental mortgages, certificates and other documents, as may be necessary for better assuring and confirming unto Beneficiary any of the Mortgaged Premises, or for more particularly identifying and describing the Mortgaged Premises, or to preserve or protect the priority of the lien of this Deed of Trust, and generally do and perform such other acts and things and execute and deliver such other instruments and documents as may reasonably be deemed necessary or advisable by Beneficiary to carry out the intentions of this Deed of Trust.

Section 7-12. Discrete Mortgaged Premises. Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Deed of Trust to rely on the Mortgaged Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Mortgaged Premises or any interest therein to be so used. Similarly, no building or other improvement on the Mortgaged Premises shall rely on any premises not subject to the lien of this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Grantor shall not by act or omission impair the integrity of the Mortgaged Premises as a single zoning lot separate and apart from all other premises. Any act or omission by Grantor which would result in a violation of any of the provisions of this paragraph shall be void.

Section 7-13. Certificates. Grantor and Beneficiary each will, from time to time, upon thirty (30) business days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, a certificate signed by an appropriate officer, stating that this Deed of Trust is unmodified and in full force and effect (or, if there have been modifications, that this Deed of Trust is in full force and effect as modified and setting forth such modifications) and stating the principal amount secured hereby and the interest accrued to date on such principal amount. Such estoppel certificate from Beneficiary shall also state either that, to the actual knowledge of the signer of such certificate and based on no independent investigation, no Event of Default or occurrence which with the passage of time or the giving of notice would be or become an Event of Default exists hereunder or, if any Event of Default or such occurrence shall exist hereunder, specify such Event of Default or such occurrence of which Beneficiary has actual knowledge. The estoppel certificate from Grantor shall also state to the best knowledge of Grantor whether any offsets or defenses to the indebtedness exist and if so shall identify them.

Section 7-14. Usury Savings. All agreements between Grantor and Beneficiary (including, without limitation, those contained in this Deed of Trust and the Note) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Beneficiary exceed the highest lawful rate of interest permissible under the laws of the Commonwealth of Virginia. If, from any circumstances whatsoever, fulfillment of any provision hereof or the Note or any other documents securing the indebtedness at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of Virginia; and if for any reason whatsoever Beneficiary

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shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal indebtedness secured hereby (whether or not then due and payable) and not to the payment of interest.

Section 7-15. Regulation U. Grantor covenants and agrees that it shall constitute an Event of Default hereunder if any of the proceeds of the loan for which the Note is given will be used, or were used, as the case may be, for the purpose (whether immediate, incidental or ultimate) of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221) or for the purpose of reducing or retiring any indebtedness which was originally incurred for any such purpose.

Section 7-16. Waiver of Co-Tenancy Rights. Grantor, and each party comprising Grantor, hereby waives all of their respective co-tenancy rights provided at law or in equity for tenants in common between, among or against each other, including, without limitation, any right to partition the Mortgaged Premises.

Section 7-17.  Cross Collateralization Rider. The terms and conditions of the Cross-Collateralization Rider, attached hereto as Exhibit “B”, are incorporated herein by this reference.

Section 7-18. ERISA. Grantor hereby represents, warrants and agrees that as of the date hereof, none of the investors in or owners of the Grantor is an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended, a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 as amended, nor an entity the assets of which are deemed to include plan assets pursuant to Department of Labor regulation Section 2510.3-101 (the “Plan Asset Regulation”). Grantor further represents, warrants and agrees that at all times during the term of the Note, the Grantor shall satisfy an exception to the Plan Asset Regulation, such that the assets of the Grantor shall not be deemed to include plan assets. If at any time during the entire term of the Note any of the investors in or owners of the Grantor shall include a plan or entity described in the first sentence of this Section, Grantor shall as soon as reasonably possible following an investment by such a plan or entity, provide Beneficiary with an opinion of counsel reasonably satisfactory to Beneficiary indicating that the assets of the Grantor are not deemed to include plan assets pursuant to the Plan Asset Regulation. In lieu of such an opinion, the Beneficiary may in its sole discretion accept such other assurances from the Grantor as are necessary to satisfy Beneficiary in its sole discretion that the assets of the Grantor are not deemed to include plan assets pursuant to the Plan Asset Regulation. Grantor understands that the representations and warranties herein are a material inducement to Beneficiary in the making of the loan evidenced by the Note, without which Beneficiary would have been unwilling to proceed with the closing of the loan.

Section 7-19. Certain Disclosures. Beneficiary (and its mortgage servicer and their respective assigns) shall have the right to disclose in confidence such financial information regarding Grantor, any guarantor or the Mortgaged Premises as may be necessary (i) to complete any sale or attempted sale of the Note or participations in the loan (or any transfer of the mortgage servicing thereof) evidenced by the Note and the Loan Documents, (ii) to service the

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Note or (iii) to furnish information concerning the payment status of the Note to the holder or beneficial owner thereof, including, without limitation, all Loan Documents, financial statements, projections, internal memoranda, audits, reports, payment history, appraisals and any and all other information and documentation in the Beneficiary's files (and such servicer's files) relating to the Grantor, any guarantor and the Mortgaged Premises. This authorization shall be irrevocable in favor of the Beneficiary (and its mortgage servicer and their respective assigns).

Section 7-20. Integration. This agreement or instrument and the other Loan Documents constitute the entire agreement of the parties with respect to the transactions that form the subject matter thereof, and there are no other agreements, express or implied, with respect to such transactions. Any and all prior or contemporaneous commitments, term sheets, negotiations, agreements or representations have been merged into this agreement or instrument and the other Loan Documents and are hereby superseded.

Section 7-21 No Merger. It being the desire and intention of the parties hereto that this Deed of Trust and the lien hereof do not merge in fee simple title to the Mortgaged Premises, it is hereby understood and agreed that should the Beneficiary acquire an additional or other interests in or to the Mortgaged Premises or the ownership thereof, then, unless a contrary intent is manifested by the Beneficiary as evidenced by an express statement to that effect in appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in the fee simple title, toward the end that this Deed of Trust may be foreclosed as if owned by a stranger to the fee simple title. Further, it is not the intention of the parties that any obligation of Grantor to pay or to reimburse Beneficiary for costs and expenses, including attorneys’ fees and costs, be merged in any foreclosure or the conclusion of any other enforcement action, and all such obligations shall survive such foreclosure sale or the conclusion of any other enforcement action.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Grantor acknowledges receipt of a copy of this instrument at the time of the execution thereof.

As used herein, the term “knowledge” means the conscious awareness of facts or other information after inquiry reasonable for an institutional owner of properties similar to the Mortgaged Premises.

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IN WITNESS WHEREOF, Grantor has duly executed this Deed of Trust under seal on the day and year first above written.

Cole WG FREDERICKSBURG VA, LLC, a Delaware limited liability company
By: Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager
By:	/s/ Todd J. Weiss
Todd J. Weiss, Vice President

STATE OF	Arizona)
COUNTY OF	Maricopa)

This instrument was acknowledged before me on June 18, 2009, by Todd J. Weiss, as Vice President of Cole REIT Advisors III, LLC, a Delaware limited liability company, which is the Manager of Cole WG FREDERICKSBURG VA, LLC, a Delaware limited liability company.

/s/ Taryn M. Hernandez
(Seal)		Notary Public
		My commission expires:	April 23, 2012

[SIGNATURE PAGE TO DEED OF TRUST]

[DEED OF TRUST]

Loan No. 18854

Exhibit "A"

Legal Description

ALL that certain lot or parcel of land, together with all improvements thereon situated, lying and being in Spotsylvania County, Virginia, and known, numbered and designated as Lot Number 1 (Revised), containing 1.948 acres, more or less, of Harrison Crossing South, as shown on subdivision plat made by Greenhorne & O’Mara, Inc., dated February 15, 2008, and recorded in the Clerk’s Office of the Circuit Court of Spotsylvania County, Virginia, as Instrument No. 200800008968.

TOGETHER with a non-exclusive right and easement of use and enjoyment in common with others of the Common Area which includes “Private Streets” located within Common Area depicted as “Shared Access Drives”, as contained in Declaration for Harrison Crossing South by Harrison Crossing Owner’s Association, Inc. and HCS Development Corporation, dated July 27, 2007, recorded July 30, 2007, as Instrument No. 200700022397, in the aforesaid Clerk’s Office.

BEING the same real estate conveyed to Cole WG Fredericksburg VA, LLC, a Delaware limited liability company, from HCS 1, L.L.C. by Deed dated November 20, 2008, recorded in the aforesaid Clerk’s Office as Instrument No. 200800023070.

[DEED OF TRUST]

Loan No. 18854

Exhibit “B”

Cross-Collateralization Rider

Beneficiary and certain affiliates (“Affiliates”) of Grantor are Lender and Borrower, respectively, under the following Promissory Notes, each of which is dated this same date (together, the “Affiliate Notes”):

(1)       Promissory Note from Cole WG South Yale Avenue (Tulsa) OK, LLC, a Delaware limited liability company in the original principal amount of $2,065,000.00 secured by property located at 10018 South Yale Avenue, Tulsa, Oklahoma 74137;

(2)       Promissory Note from Cole MT Las Vegas, LLC, a Delaware limited liability company in the original principal amount of $14,025,000.00 secured by property located at 4505 and 4625 West Charleston Boulevard, Las Vegas, NV 89102; and

(3)       Promissory Note from Cole WM Albuquerque NM, LLC, a Delaware limited liability company in the original principal amount of $9,935,000.00 secured by property located at Wyoming Boulevard and Northeastern Boulevard (with a Wal-Mart store located thereon), Albuquerque, New Mexico.

The Note from Grantor to Beneficiary is secured by (i) this Deed of Trust; and (ii) an Assignment of Rents, Leases and Income (the “Security Documents”).

The Affiliate Notes are secured by, among other things, the following documents, each dated this same date from Affiliates to Beneficiary encumbering their respective properties described above: (i) a First Deed of Trust, Security Agreement and Fixture Filing or First Mortgage, Security agreement and Fixture Filing, as applicable, and (ii) an Assignment of Rents, Leases and Income (the “Affiliate Security Documents”).

In addition to securing the obligations described in the Note, this Deed of Trust shall also secures the payment of the Affiliate Notes and the obligations secured by the Affiliate Security Documents.

An Event of Default under the Note or under any of the Security Documents shall constitute an Event of Default under the Affiliate Notes and the Affiliate Security Documents. An Event of Default under the Affiliate Notes or the Affiliate Security Documents shall constitute an Event of Default under the Note and the Security Documents.

Grantor waives all rights to have all or part of the Mortgaged Premises or the property described in the Affiliate Security Documents marshalled upon any foreclosure of the Security Documents or the Affiliate Security Documents. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of the Mortgaged Premises or the property described in the Affiliate Security Documents as a whole or in separate parcels, in any order that Beneficiary may designate. Grantor makes this waiver for itself, for all persons and entities claiming through or under Grantor and for all persons and

[DEED OF TRUST]

Loan No. 18854

entities who may acquire a lien on all or any part of the Mortgaged Premises or the property described in the Affiliate Security Documents, or on any interest therein.

It is the intention of the parties that the property described in Exhibit A to this Deed of Trust as the Mortgaged Premises shall constitute the primary collateral for the Note, and that the liens and security interests in the Mortgaged Premises securing the Affiliate Notes be subordinated thereto. The parties hereby subordinate the liens and the security interests herein granted in the Mortgaged Premises for the purpose of securing the Affiliate Notes and the Affiliate Security Documents to the liens and security interests granted herein securing the Note and the Security Documents. Any proceeds of the foreclosure of the Mortgaged Premises described in Exhibit A shall be first applied to the Note and the obligations described in the Security Documents, and any balance remaining thereafter shall be applied to the Affiliate Notes and the obligations described in the Affiliate Security Documents.

[DEED OF TRUST]

Loan No. 18854